Exhibit 10.114

VCampus Proposal to Amer Technology Inc. for

Department of Veterans Affairs

VA Learning University

Web-based Training Initiative

VA Learning Online (VALO)

Request for Task Order SOW Modification

Contract Number

TPD-04-C-0013

FedSource Task Order

SAN008387

One (1) Year Contract with Three (3) Renewal Options

March 11, 2006— November 9, 2009

Date: March 7, 2006

VCampus proposes as per Attachment I for the one year with three renewal options for the continued support of VALO on-line training:

Period of Performance

Base Year	3/11/2006 - 3/10/2007
Option Period One	3/11/2007 - 3/10/2008
Option Period Two	3/11/2008 - 3/10/2009
Option Period Three	3/11/2009 - 11/9/2009

Pricing

This Task Order is submitted as a Firm Fixed Priced proposal. See Attachment I for details.

Payment terms are as follows:

Amer Technology, Inc. will pay to VCampus the full firm fixed price amount for the base year of $1,481,480.17 within four (4) days of Amer Technology receiving payment from the Government.

Pricing Validity

All prices, terms and conditions quoted herein are valid for thirty (30) days from the date of this proposal.

FedSourceTask Order	ATTACHMENT I	Period of Performance:
Marsh 11, 2005-November 9, 2009
SAN08387

Period of Performance 3/11/2006 – 3/10/2007
ITEM #	DESCRIPTION	QUANTITY	UNIT PRICE	EXTENDED PRICE
2VCM00I	Basic LMS Set-Up (225,000)	[*]	$ [*]	$ [*]
2VCM002	End User licenses (25,000-49,999)	[*]	[*]	[*]
N/A	Library Licenses (30,000)	[*]	[*]	[*]
5VCM00I	Project Manager	[*]	[*]	[*]
5VCM002	Senior Analyst	[*]	[*]	[*]
5VCM003	Senior Designer - Lead Instructional Designer	[*]	[*]	[*]
5VCM004	Journeyman Analyst - Instructional Designer	[*]	[*]	[*]
5VCM00S	Junior Analyst	[*]	[*]	[*]
5VCM006	Programmer	[*]	[*]	[*]
5VCM007	Instructor - SME	[*]	[*]	[*]
5VCM008	Graphics Artist	[*]	[*]	[*]
5VCM009	Technical Editor	[*]	[*]	[*]

TOTAL				$1,481,480.17

Period of Performance: 3/11/2007-3/10/2008
ITEMS	DESCRIPTION	QUANTITY	UNIT PRICE	EXTENDED PRICE
2VCM00I	Basic LMS Set-Up (225,000)	[*]	$ [*]	$ [*]
2VCM002	End User Licenses (25,000-49,999)	[*]	[*]	[*]
N/A	Library licenses (30,000)	[*]	[*]	[*]
5VCM00I	Project Manager	[*]	[*]	[*]
5VCM002	Senior Analyst	[*]	[*]	[*]
5VCM003	Senior Designer - Lead Instructional Designer	[*]	[*]	[*]
5VCM004	Journeyman Analyst - Instructional Designer	[*]	[*]	[*]
5VCM00S	Junior Analyst	[*]	[*]	[*]
5VCM006	Programmer	[*]	[*]	[*]
5VCM007	Instructor - SME	[*]	[*]	[*]
5VCM008	Graphics Artist	[*]	[*]	[*]
5VCM009	Technical Editor	[*]	[*]	[*]

TOTAL				$1,510,694.33

Period of Performance: 3/11/2008 -3/10/2009
ITEMS	DESCRIPTION	QUANTITY	UNIT PRICE	EXTENDED PRICE
2VCM00I	Basic LMS Set-Up (225,000)	[*]	$ [*]	$ [*]
2VCM002	End User Licenses (25,000-49,999)	[*]	[*]	[*]
N/A	Library Licenses (30,000)	[*]	[*]	[*]
5VCM00I	Project Manager	[*]	[*]	[*]
5VCM002	Senior Analyst	[*]	[*]	[*]
5VCM003	Senior Designer- Lead Instructional Designer	[*]	[*]	[*]
5VCM004	Journeyman .Analyst - Instructional Designer	[*]	[*]	[*]
5VCM00S	Junior Analyst	[*]	[*]	[*]
5VCM006	Programmer	[*]	[*]	[*]
5VCM007	Instructor - SME	[*]	[*]	[*]
5VCM008	Graphics Artist	[*]	[*]	[*]
5VCM009	Technical Editor	[*]	[*]	[*]

TOTAL				$1,540,770.09

Period of Performance: 3/11/2009 - 11/9/2009
ITEMS	DESCRIPTION	QUANTITY	UNIT PRICE	EXTENDED PRICE
2VCM00I	Basic LMS Set-Up (225,000)	[*]	$ [*]	$ [*]
2VCM002	End User Licenses (25,000-49,999)	[*]	[*]	[*]
N/A	Library Licenses (30,000)	[*]	[*]	[*]
5VCM00I	Project Manager	[*]	[*]	[*]
5VCM002	Senior Analyst	[*]	[*]	[*]
5VCM003	Senior Designer - Lead Instructional Designer	[*]	[*]	[*]
5VCM004	Journeyman Analyst - Instructional Designer	[*]	[*]	[*]
5VCM00S	Junior Analyst	[*]	[*]	[*]
5VCM006	Programmer	[*]	[*]	[*]
5VCM007	Instructor - SME	[*]	[*]	[*]
5VCM008	Graphics Artist	[*]	[*]	[*]
5VCM009	Technical Editor	[*]	[*]	[*]

TOTAL				$1,047,881.97

TOTAL TASK ORDER VALUE				$5,580,826.56

[*]  Confidential Treatment Requested for Portions of this Agreement

Amer Technology, Inc.

Task Order Modification Award Notice

To V-Campus

Modification Award Date 3/13/06

Task Order Award Notice
Contract Number TPD-04-C-0013
Customer POC Information
Department of Veterans Affairs
810 Vermont Ave. N. W.
Washington, DC 20420
US
Attn: Seldon Todd
Phone: (202) 501-3442
Fax: (202) 501-3462
E-mail address:

Earliest Start Date: 3/11/06
Task Order Number: SAN008387-Mod 002
FedSource RFP: Q007041-SAN
Site Location
Department of Veterans Affairs
810 Vermont Ave. N. W.
Washington, DC 20420
US
Attn: Seldon Todd
Phone:(202) 501-3442
Fax: (202) 501-3462

FASTRAC Modification 002:
Award Period: 3/11/06 - 3/10/07	Project Title: VALO SUPPORT - Renewal Year

Item	Description	Qty	Rate	Total
2VCM001	Basic LMS Set-Up (225,000)	[*]
2VCM002	End User Licenses (25,000-49,999)	[*]	[*]	[*]
N/A	Library Licenses (30,000)	[*]	[*]	[*]
5VCM001	Project Manager	[*]	[*]	[*]
5VCM002	Senior Analyst	[*]	[*]	[*]
5VCM003	Senior Designer - Lead Instructional Designer	[*]	[*]	[*]
5VCM004	Journeyman Analyst -Instructional Designer	[*]	[*]	[*]
5VCM005	JuniorAnalyst	[*]	[*]	[*]
5VCM006	Programmer	[*]	[*]	[*]
5VCM007	Instructor - SME	[*]	[*]	[*]
5VCM008	Graphics Artist	[*]	[*]	[*]
5VCM009	Technical Editor	[*]	[*]	[*]
Total				$1,481,480.17

Designated billing items are no to be exceeded without Task Order Modification

[*]  Confidential Treatment Requested for Portions of this Agreement

Block 14 Continuation

This modification is to renew the use of the FasTrac program for the period of 3/11/2006 through 3/10/07. This effort will provide 30,000 employees access to SkillSoft Complete Combined Library, the Environmental Safety and Health and Legal Compliance Library and support to the Library Management System. The support consists of help desk support and the creation of customized ad hoc reports throughout the period of performance. The three line items were broken down into multiple labor categories, with percentages allocated to each of the services line items (help desk and reports). See PNM for details. This task order was awarded under the FasTrac program, which was completed and awarded to Amer Technology.

This Task Order Modification Award Notice is issued pursuant to the Subcontracting Agreement between Amer Technology, Inc. and Subcontractor

Jack Jensen

Vice-President, Instructional Systems

5717 Northwest Parkway, Suite 103

San Antonio, TX 78249

Tel (210) 256-7070 FAX (210) 256-7878

2

SUBCONTRACT AGREEMENT

EFFECTIVE DATE:	February 11, 2005

CONTRACT TYPE:	Time and Materials Labor Hours Firm Fixed Price Indefinite Delivery – Indefinite Quantity Task Order

CONTRACT VALUE:	Contract Price to be established by Task Orders issued hereunder

CONTRACTOR CONTACTS:	Contracts:	Jack Jensen, Vice President Instructional Systems Amer Technology, Inc

	Technical:	Jack Jensen, Vice President Instructional Systems Amer Technology, Inc.

	Contracts:	Ronald E. Freedman Sr. Vice President, Sales and Marketing VCampus Corporation

SUBCONTRACTOR CONTACTS:	Technical:	Joy Gilstrap Manager, Sales Support VCampus Corporation

APPROVAL SIGNATURES:

VCampus Corporation	Amer Technology, Inc.

/s/ Christopher L. Nelson
Signature	Signature

Christopher L. Nelson, Chief Financial Officer

Name and Title	Name & Title

3/1/05
Date	Date

SECTION B -  SERVICES

B.1                               SCOPE OF WORK

(a)   The Subcontractor shall furnish the necessary services (“Services”) of skilled professional, technical personnel or firm fixed price deliverables (“Deliverables”)_to fulfill the requirements of the Task Orders (TO) in support of the prime Statement of Work entitled “TBD”. The personnel supporting this effort must meet the requirements of the attached Labor Category Descriptions.

(b)  Deliverables will be in accordance with the Task Orders dated TBD. In the event any software licenses are specified as a Deliverable in a TO, each software license will be subject to the software developer’s applicable license terms and conditions. In the case of Subcontractor’s proprietary software, the terms and conditions governing such software are contained in Subcontractor’s GSA Schedule GS-35F-0069M, which is hereby incorporated by this reference. In no instance will a software license be deemed a Service for the purposes of this Agreement or any terms or conditions incorporated herein.

B.2.         LABOR HOURS (T&M)

The labor hours will be specified in each Task Order (TO). Each person will be assigned a labor category. Only those categories specifically approved for a TO may be charged. The Prime Program Manager must approve every person charging to a TO in advance, in writing. The selection of individuals to support this program was based on the personnel having the critical skills necessary to provide continuity of services for the FasTrac requirements. No substitution or replacement of personnel will be permitted without written consent from the Prime Contractor, which shall not be unreasonably withheld.

(a)   Individuals or groups of individuals assigned under this contract will not divulge or communicate in any way anything that is considered to be proprietary, financial, confidential and/or privileged information by Prime Contractor (i.e. wages, hours, manning, progress) to third parties to include government representatives without the express written consent of Prime Program Manager.

(b)  The parties anticipate that under this Agreement it may be necessary for either party to transfer to the other information of a proprietary nature. Proprietary information shall be clearly identified by the disclosing party at the time of disclosure by (i) appropriate stamp or markings on the document exchanged; or (ii) written notice, with attached listings of all material, copies of all documents, and complete summaries of all oral disclosures (under prior assertion of the proprietary nature of the same) to which each notice relates, delivered within two (2) weeks of the disclosure to the other party.

(c)   Each of the parties agrees that it will use the same reasonable efforts to protect such information as are used to protect its own proprietary information. Disclosures of such information shall be restricted to those individuals who are directly participating in the proposal, contract and subcontract efforts identified in Articles 1, 2, 3, and 4 hereof.

(d)  Neither party shall make any reproduction, disclosure, or use of such proprietary information except as follows:

(1)           Such information furnished by the Subcontractor may be used, reproduced and/or disclosed by Contractor in performing its obligations under this Agreement.

(2)           Such information furnished by Contractor may be used, reproduced and/or disclosed by the Subcontractor in performing its obligations under this Agreement.

(3)           Such information may be used, reproduced and/or disclosed for other purposes only in accordance with prior written authorization received from the disclosing party.

(e)   The limitations on reproduction, disclosure, or use of proprietary information shall not apply to, and neither party shall be liable for reproduction, disclosure, or use of proprietary information with respect to which any of the following conditions exist:

(1)           If, prior to the receipt thereof under this Agreement, it has been developed or learned independently by the party receiving it, or has been lawfully received from other sources, including the Government, provided such other source did not receive it due to a breach of this Agreement or any other agreement.

(2)           If, subsequent to the receipt thereof under this Agreement, (i) it is published by the party furnishing it or is disclosed, by the party furnishing it to others, including the Government, without restriction; or (ii) it has been lawfully obtained, by the party receiving it, from other sources including the Government, provided such other source did not receive it due to a breach of this or any other agreement; or (iii) such information otherwise comes within the public knowledge or becomes generally known to the public.

(3)           If any part of the proprietary information has been or hereafter shall be disclosed in a United States patent issued to the party furnishing the proprietary information hereunder, the limitations on such proprietary information as is disclosed in the patent shall be only that afforded by the United States Patent Laws after the issuance of said patent.

(4)           If any part of the proprietary information is required by law to be disclosed. In the event that information is required to be disclosed pursuant to subsection 4, the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

(f)   Neither the execution and delivery of this Agreement, nor the furnishing of any proprietary information by either party shall be construed as granting to the other party either expressly, by implication, estoppel, or otherwise, any license under any invention or patent now or hereafter owned or controlled by the party furnishing the same.

(g)  This contract supersedes all written, express, verbal and nonverbal correspondence that may or may not have been communicated in the past.

(h)  Effort expended in fulfilling each TO shall only include effort in direct support of any resultant contract and shall not include effort expended on such things as local travel to and from an employee’s usual work location, uncompensated effort while on travel status, truncated lunch periods, un-approved work (actual or inferred) at the employee’s residence or other non-work locations, or other effort which does not have a specific and direct contribution to tasks described herein.

B.3          POINTS OF CONTACT

All communication shall be between Subcontractor and Prime Contractor. The subcontractor is not authorized to send any correspondence directly to the Government Contracting Officer unless communication is initiated by the Government Contracting Officer.

PRIME CONTRACTOR:

Amer Technology, Inc.

Attn: Balwinder Dhillon

6502 Bandera Rd, Suite 105

San Antonio, TX 78238

SUBCONTRACTOR:

VCampus Corporation

Attn: Joy Gilstrap

1850 Centennial Park Drive, Suite 200

Reston, VA 20191

SECTION C -  DESCRIPTION

C.1          DESCRIPTION

The Services and Deliverables set forth in Section B shall comply with the following documents:

a.             Task Order (TO)

b.            FasTrac Scope of Work/Performance Work Statement

c.             Prime Contract

d.            Contract Security Classification Specification (DD254), if applicable

e.             Contract Data Requirements List, if applicable

SECTION D -  PACKAGING AND MARKING

D.1                             PAYMENT OF POSTAGE AND FEES

The Subcontractor shall pay all postage and fees related to submitting information and materials to the Government unless mutually agreeable alternate arrangements are made between the Prime Contractor and the Subcontractor.

D.2                             PREPARATION FOR DELIVERY

All items shall be packaged in accordance with normal commercial practice.

D.3                             MARKING OF SHIPMENTS

To facilitate identification, the Subcontractor making shipments to the Prime Contractor or to the Government shall mark each piece, bundle, or container (inside and outside) with the Government contract number, the task order number, and, in addition, mark all shipments in accordance with normal commercial practice.

SECTION E -  INSPECTION AND ACCEPTANCE

E.1                               REFERENCED CLAUSES

The following contract clause pertinent to this section is hereby incorporated by reference:

FAR 52.246-4	INSPECTION OF SERVICES–FIXED-PRICE (AUG 1996)
FAR 52.246-6	INSPECTION - TIME-AND-MATERIAL AND LABOR-HOUR
(MAY 2001)

E.2                               NOTICE: MATERIAL AND WORKMANSHIP

All material incorporated in the work shall be new and the work shall be performed in a skillful and workmanlike efficient manner. Both materials and workmanship shall be subject to the inspection of the Prime Program Manager or their duly authorized representative who may require the Subcontractor to correct defective workmanship or materials.

E.3                               INSPECTION AND ACCEPTANCE AT DESTINATION

The Government or the Prime Program Manager will perform inspection and acceptance at destination. QA performance standards will be specified for each task order and be dependent upon the complexity of the task to be performed.

The Prime Contractor will provide written notice to the Subcontractor of deficiencies or necessary corrections to Deliverables within 30 calendar days of receipt of such deliverable. This notice will state the action the Prime Contractor requires of the Subcontractor in accordance with provisions of 52.246-20, Warranty of Services.

E.4                               ACCEPTANCE REVIEW AND QUALITY

The Prime Contractor will conduct a review of the contract Deliverables for completeness, correctness, and compliance with SOW requirements.

E.5                               QUALITY CONTROL

The Subcontractor is required to maintain a system of quality control commensurate with the task order requirements. At a minimum, historical and in process workloads segregated by task order and general task category is required. . The performance standards for each task order will be specified in the task order request. The Subcontractor is required to immediately notify the Prime Contractor of problems or situations that could negatively impact compliance with the provisions of the contract, and to inform the Prime Contractor of the plan the Subcontractor will implement to resolve problems.

SECTION F -  DELIVERIES OR PERFORMANCE

F.1                               REFERENCED CLAUSES

FAR 52.242-15	Stop-Work Order (AUG 1989)
FAR 52.247-34	F.O.B. Destination (NOV 1991)

F.2                               PERIOD OF PERFORMANCE

This agreement shall be in place: Base Year 2/11/05 -  2/10/06

Should the Government exercise options, this agreement will extend for the following periods:

Option Year 1       2/11/06 -  2/10/07

Option Year 2       2/11/07 -  2/10/08

Option Year 3       2/11/08 -  11/9/08

F.3                               PLACE OF PERFORMANCE

The place of performance shall be specified in each task order.

SECTION G - CONTRACT ADMINISTRATION DATA

G.1                             ACCOUNTING AND APPROPRIATION DATA

Accounting and appropriation data will be provided in each TO.

G.2                             FACILITIES/COMPUTER COSTS

The Subcontractor shall not direct charge for facilities cost and computer cost. In the event that travel or material costs are required to support an effort, it will be identified in the TO. Any ODC must be part of the TO.

G.3                             NOTICE OF TAXATION

The Subcontractor shall provide the Prime Contractor with written notice of any proposed tax assessments, exemptions, exclusions or refunds, which would increase or decrease costs or liabilities to the subcontractor and/or Prime Contractor. The notice shall be submitted to Prime Contractor in sufficient time to provide the Government a meaningful opportunity to assert its immunity, participate in negotiations or litigation with the taxing authority concerning the applicability of the tax, and/or adjust the parties’ liability for costs according to the increase or decrease in tax.

G.4                             SUBCONTRACTOR LIABILITY FOR STATE AND LOCAL TAXES

Generally, the Subcontractor is liable for payment of state or local taxes on this subcontract to the same extent that it would be liable for such taxes on a contract with a non-government entity. Although it may be useful for the Subcontractor to inform the taxing authorities that Prime Contractor’s customer, FedSource San Antonio, is a federal government agency, this fact alone does not in and of itself create a tax exemption for the subcontractor. While some transactions undertaken by the Subcontractor pursuant to this subcontract may be exempt from a state or local tax, it is the Subcontractor’s responsibility to identify such exemption under the applicable statute, and to resolve the applicability of such with state or local taxing authorities.

G.5                             TASK PROPOSAL REQUEST

a.     The following types of task orders may be issued:

1.             Fixed-Price: This is a task for which there are reasonably definite requirements, and for which there is one or more tangible Deliverables.

2.             Time-and-Materials: This is a task that addresses a requirement where it is not possible to define the work specifically enough to permit the development of a firm price estimate. The end product may be either services to perform specified types of work or the production of piecework, such as training manuals. This type of task order will be issued with a not-to-exceed ceiling price.

3.             Labor-Hours: This is a task that addresses a requirement where it is not possible to define the work specifically enough to permit the development of a firm price estimate. No materials are necessary in the performance of the work. This type of task order will be issued with a not-to-exceed ceiling price.

b. For time-and-materials task orders, the Prime Program Manager will negotiate a finalized proposal, delivery schedule, performance metrics and standards, specifications, and issue the task order. The Subcontractor may not exceed the monetary limitation outlined in the task order without prior approval of the Prime Program Manager.

c. In the event the task order calls for inclusion of ancillary costs such as equipment acquisition, computer time, software, or continuing travel (other than a single trip), the Subcontractor shall include these costs in the task proposal. If a task order will require delivery of any materials or supplies, the Government will include FAR provisions 52.225-2 and 52.225-4 in the task proposal request, as necessary.

G.6                   TASK ORDER PROPOSAL

The task proposal request doesn’t commit the Prime Contractor to pay any costs incurred in the submission of any proposal, nor does it commit the Government to issue a task order for such services.

G.7                   TASK ORDER PROCESS

Time and Material RFP (Category 5) -  Typically FedSource requires response within three business days. In order to meet the short turnaround:

•   Qualify vendor(s) based upon factors such as:

i.                  Suggested source

ii.               Technical expertise

iii.            Past performance

iv.           Location

v.              Security Clearance

vi.           Price

•   Forward RFP to qualified vendor(s) within one business day.

•   Mini-proposal due to Prime Program Manager within one business day.

•   Evaluate proposal(s) on the factors such as:

i.                  Technical Approach/best industry practices

ii.               Past performance

iii.            Proposed personnel

iv.           Price

v.              Other factors included, but not limited to, estimated level of effort and period of performance

•                          QA for AQL adherences in accordance with our QA plan

•                          Select the successful vendor

•                          Submit successful proposal to FedSource within three days after RFP release

•                          Conduct negotiations as needed

•                          If award is made, Prime Program Manager will notify winning contractor via email within one business day after award is received.

•                          Within one business day of receiving award, Subcontractor must respond via email, with the understanding to proceed.

Firm Fixed Price (Category 1 to 4): The following procedures shall be followed in initiating tasks under this Subcontract for pre-priced requirements.

•              Chose the appropriate vendor, based on factors such as:

i.                  Suggested source

ii.               Technical expertise

iii.            Past performance

iv.           Location

v.              Security Clearance

vi.           Price

•              Complete quote with particular focus on quantity

•              Return to FedSource within 24 hours of RFP release

•              If award is made, Prime Program Manager will notify winning contractor via email within one business day after award is received.

•              Within one business day of receiving award, Subcontractor must respond via email, with the understanding to proceed.

G.8                   INVOICING

The invoice, with appropriate backup documentation (i.e., time sheets), shall be submitted in an Excel, Access, or compatible format to the Prime Contractor via the Internet or in diskette form via FedEx at Subcontractor’s expense. Supporting documentation shall be sent electronically if possible. If the electronic invoice is sent via diskette, the diskette shall be sent to the following address:

Amer Technology

6502 Bandera Rd, Suite 105

San Antonio, TX 78238

The Subcontractor shall render monthly invoices, including backup documents, in arrears by the 5th calendar day of the following month for Services and Deliverables received in the prior month (e.g., October 1—31 shall be billed by November 5th).

Prime Contractor shall submit an accurate invoice (reflecting all Services and Deliverables timely invoiced by Subcontractor) to the Government by the 12th of each month (as specified in performance work statement).

A “late” invoice is defined as a valid invoice that the Contractor submits after the 5th day of the month, or the next business day if the 5th calendar day is on a weekend or holiday, for the previous monthly period of service. “Late” subcontractor invoices will be included in the following month’s invoice to the government (e.g. an invoice received from the subcontractor on 6 November for services provided October 1-31 will be included in the prime contractor’s invoice to the government submitted by the 12th of December).

a. Labor-Hour Task Order -  Detailed costs shall be provided in the following:

i.                  For labor hours, labor expended for each skill level. The amount invoiced shall include labor charges for actual hours worked and other actual expenses based upon contract rates. Copies of timesheets shall be included.

ii.               Total labor charges

iii.            Total invoice amount

b. Time-and-Materials Task Order -  Detailed costs shall be provided in the following:

i.                  For time-and-materials tasks, labor expended for each skill level. The amount invoiced shall include labor charges for actual hours worked and other actual expenses based upon contract rates. Copies of timesheets shall be included.

ii.               Total labor charges

iii.            Travel and per diem charges

iv.           Total other direct costs

v.              Total invoice amount

NOTE: For reimbursable charges such as equipment, travel, per diem and other direct costs, invoices shall reflect the Subcontractor’s actual expense for the item. Receipts must accompany invoices for reimbursable charges. Receipts for travel and per diem will be submitted as required by the Federal Travel Regulations.

c. Fixed-Price Task Order -  Payment requests will be based on the payment schedule shown in the task order.

The Subcontractor agrees to include the following information on each invoice, as well as the information detailed above on labor-hour and time-and-materials task orders:

i.                      Name and address of the Subcontractor

ii.                   Invoice date and number

iii.                Subcontract number and number for each Task Order (identifying the agency customer)

a.                   Period of performance

iv.               Description, quantity, unit of measure, unit price, and extended price of supplies delivered or services performed

v.                  Shipping and payment terms

vi.               Name and address of Subcontractor official to whom payment is to be sent (must be the same as that in the contract or in a proper notice of assignment)

vii.            Name (where practicable), title, phone number, and mailing address of person to be notified in the event of a defective invoice

viii.         Other substantiating documentation or information as required by the Subcontract (for example, time cards for labor-hours or time-and-material task orders)

All invoices shall be sent to the Prime Contractor with separate pages identified for each customer agency with its agency code and task order number and appropriate charges. All billing issues shall be handled and resolved between the Subcontractor and the Prime Contractor’s representative. The Subcontractor shall direct all questions and will use its reasonable best efforts to resolve all issues concerning invoices with the Prime Contractor and not the Government. Subcontractor shall not engage in any billing discussion with a customer agency unless: a) the customer agency initiates the discussion, b) Prime Contractor has authorized the discussion, or c) Prime Contractor has breached a provision of this Agreement.

Each TO may have additional invoicing instructions.

Questions regarding payment shall be directed to (TBD).

Payment to Subcontractor will be made within four working days after Prime Contractor receives payment from FedSource.

G.9                   PAYMENT

1.             Payment of invoices will be made based on the following:

a.              Negotiated monthly payment schedule

b.             Level of effort

c.              Fixed-price in accordance with the payment schedule for Deliverables in the individual task order

2.             If supplies or services are rejected for failure to conform to the technical requirements of the subcontract, or any other contractually legitimate reason, the Subcontractor will be paid an amount indicated by the payment calculation associated with the acceptable quality performance standards indicated in the task order or an amount negotiated by the Prime Contractor.

3.                Reimbursement for travel expenses:

a.              Subcontractor will be reimbursed for travel and per diem expenses as specifically authorized in a task order. Charges cannot exceed those stipulated in the Federal Travel Regulations unless documented by conditions listed in FAR 31.205-46, Travel Costs.

b.             Limits on travel rates for food and lodging are determined in accordance with Federal Travel Regulations.

c.              Labor hour payments will be made for actual authorized travel time in support of approved task orders using the same criteria as for Government personnel traveling under the same circumstances. The Subcontractor is responsible for ensuring that travel time outside of normal work hours is kept to a minimum. Upon request, the Subcontractor shall furnish schedules and mode of transportation to the Government.

G.10       PRICING OF ADJUSTMENTS

When costs are a factor in any determination of a contract price adjustment pursuant to FAR  52.243-1, Changes - Fixed Price, and 52.243-3, Changes – Time-and-Materials or Labor-Hours, such costs shall be in accordance with the contract cost principles and procedures in Part 31 of the Federal Acquisition Regulation (48 CFR 31) in effect on the date of the subcontract award.

G.11                      WITHHOLDING

In accordance with 52.232-7, Payments under Time-and-Materials and Labor-Hour Contracts, the Prime Contractor may withhold 5% of invoiced amounts for Subcontractor Services when directed to do so by FedSource. If the Prime Contractor intends to withhold, it will indicate its intent in the task order. In the event withholding is done, funds will be withheld pending approval of the Services by the Government. Withheld funds will be promptly returned to Subcontractor upon approval by the Government, along with any interest on the withheld amounts that have accrued and are paid by the Government. If the Government intends to not release withheld amounts, the Subcontractor will be promptly notified.

G.13                      REPORTING

Quarterly status reports shall be processed and forwarded to the Prime Contractor via email NLT the 8th day of each new quarter. Input shall include at a minimum new offerings/product initiatives, planned changes to existing offerings, new issues, and plans for resolving issues.

SECTION H -  SPECIAL CONTRACT REQUIREMENTS

H.1                             PUBLIC RELEASE OF INFORMATION PERTAINING TO THIS CONTRACT

Any proposed release of information pertaining to this contract or the work called for hereunder shall be submitted to the Prime Contractor for approval prior to release. No information shall be released without written approval from the Prime Contractor.

H.2                             PRIME CONTRACTOR AND GOVERNMENT CLOSURES

(a) Those persons working on Prime Contractor premises shall observe Prime Contractor holidays. Those persons working on government premises shall observe government holidays.

(1) Holidays

Prime Contractor Holidays:

New Year’s Day -  1 January

President’s Day – 3rd Monday in February

Memorial Day -  Last Monday in May

Independence Day -  4 July

Labor Day – 1st Monday in September

Thanksgiving Day – 4th Thursday in November

Day after Thanksgiving

Christmas Day – 25 December

Post Christmas Day - 26 December

Government Holidays:

New Year’s Day - 1 January

Martin Luther King, Jr.’s Birthday – 3rd Monday in January

President’s Day – 3rd Monday in February

Memorial Day -  Last Monday in May

Independence Day -  4 July

Labor Day

Labor Day – 1st Monday in September

Columbus Day – 2nd Monday in October

Veteran’s Day -  11 November

Thanksgiving Day – 4th Thursday in November

Christmas Day – 25 December

(2) Any other day designated by Federal Statute, Executive Order or a Presidential proclamation.

(3) When a holiday falls on a Sunday, the following Monday will be observed as a legal holiday.  When a holiday falls on a Saturday, the preceding Friday is observed as a holiday by U.S.  Government Agencies.

(4) Unless authorized by the Prime Program Manager, or his/her duly authorized representative, the Subcontractor shall not work UNDER THIS SUBCONTRACT at any Contractor facility on any contractor holiday listed above nor should any deliveries under this subcontract be made to any on site facility on those days. For those persons working at government facilities, no work will be done on government holidays listed above without specific written authorization.

(b) Administrative Leave:

(1) When the Government grants administrative leave to employees as a result of inclement weather, potentially hazardous conditions, or other special circumstances, subcontractor personnel working at the specific facility/location granted administrative leave shall also be dismissed. However, the subcontractor shall provide sufficient on-site personnel to perform the requirements of critical work, which will be defined as critical in Task Order.

(2) On-site personnel working on this subcontract shall not be granted access to Agency installations during closure situations unless they are designated as emergency or essential personnel required to the requirements of critical work, or are otherwise instructed by the Prime Program Manager or duly authorized representative. On-site personnel at another government facility shall only be granted access under terms agreed to with that Agency.

H.4                             INSURANCE

(a) In accordance with FAR 28.307-2 the subcontractor shall at his own expense, procure and maintain during the entire performance period of this subcontract insurance of at least the kinds and minimum amounts set forth below:

Worker’s Compensation and Employer’s Liability Insurance	$100,000
General Liability Insurance:
For Bodily Injury Liability Minimum Per Occurrence	$500,000
Automobile Liability Insurance:
Minimum Per Person	$200,000
Minimum Per Occurrence for Bodily Injury	$500,000
Minimum Per Occurrence for Property Damage	$20,000

(b) Prior to the commencement of work hereunder, the Subcontractor shall furnish to the Prime Program Manager Representative, a written statement of the above required insurance. The policies evidencing required insurance shall contain an endorsement to the effect that cancellation or any material change in the policies adversely affecting the interest of Prime Contractor in such insurance shall not be effective for such period as may be prescribed by the laws of the state in which this subcontract is to be performed and in no event less than thirty (30) days after written notice thereof to the Prime Program Manager.

(c) The Subcontractor shall insert the substance of FAR 52.228-7 clause, including this paragraph (c), in all first tier subcontracts hereunder.

H.5                             MEETINGS AND CONFERENCES

Technical meetings and/or conferences may be necessary to resolve problems and to facilitate understanding of the technical requirements of the TO. Participants at these meetings and conferences shall be members of the Subcontractor’s technical staff and technical representatives of the Government. When attendance at such meetings/conferences is authorized by the task order, all costs shall be billed on a time and materials basis. When reimbursement is not authorized by the task order, all costs associated with the attendance at these meetings and conferences shall be incidental to the contract and not separately billed.

H.6                             RULES AND REGULATIONS ON A GOVERNMENT FACILITY

While on the premises of the customer agency, regulations include presenting valid identification for building entrance and obeying all the rules and regulations provided by the agency. If work is to be performed in a restricted area, Subcontractor personnel shall be escorted at all times. Subcontractors shall comply with the safety rules of the Government installation that concern related activities not directly addressed in this contract. The Subcontractor shall take all reasonable steps and precautions to prevent accidents and preserve the life and health of Subcontractor and Government personnel.

H.7                             NON-PAYMENT FOR ADDITIONAL WORK

Any additional services or change to work not specified in each TO may be performed by the Subcontractor at the financial risk of the Subcontractor.

H.8                             PERSONAL SERVICES

(a) Prime Contractor and the Subcontractor understand and agree that the services to be delivered under this subcontract by the Subcontractor to Prime Contractor are non-personal services and the parties recognize and agree that no employer-employee relationship exist or will exist under the subcontract between Prime Contractor and the Subcontractor’s employees. It is therefore, in the best interest of Prime Contractor to afford both parties a full understanding of their respective obligations.

(b) Subcontractor personnel under this subcontract shall not:

(1) Be placed in a position where they are under the supervision, direction, or evaluation of a Prime Contractor employee.

(2) Be placed in a position of command, supervision, administration or control over Prime Contractor or Government personnel.

(3) Be used for the purpose of avoiding manpower ceilings or other personnel rules and regulations.

(4) Be used in administration or supervision of Government procurement activities.

(c) Employee Relationship: The services to be performed under this subcontract do not require the Subcontractor or his/her personal judgment and discretion on behalf of the Prime Contractor or the Government. Rather the Subcontractor’s personnel will act and exercise personal judgment and discretion on behalf of the Subcontractor.

(d) Inapplicability of Employee Benefits: This subcontract does not create an employer-employee relationship. Accordingly, entitlements and benefits applicable to such relationships do not apply. The entire consideration and benefits to the Subcontractor for performance of this subcontract are contained in the provisions for payment under this subcontract.

(e) Subcontractor employees shall be clearly identifiable while on Prime Contractor or Government property.

(f) Notice. It is the Subcontractor’s, as well as Prime Contractor’s responsibility to monitor subcontract activities and notify the Prime Program Manager if the Subcontractor believes that the intent of this clause has been or may be violated. The following procedures will be used:

(1) The Subcontractor shall notify the Prime Program Manager in writing promptly, within 10 calendar days from the date of any incident that the Subcontractor considers to constitute a violation of this clause. The notice shall include the date, nature, and circumstance of the conduct, the name, function, and activity of each government, subcontractor, prime official or employee, or Subcontractor official or employee involved or knowledgeable about such conduct, identify any documents or substance of any oral communication involved in the contact, and the estimate in time by which Prime Contractor shall respond to this notice to minimize cost, delay or disruption of performance.

(2) The Prime Program Manager shall promptly, within 10 calendar days after receipt of notice, respond to the notice in writing. In responding, the Prime Program Manager shall either:

(i) Confirm that the conduct is in violation and when necessary direct the mode of further performance;

(ii) Counter any communication regarded as a violation;

(iii) Deny that the conduct constitutes a violation and when necessary direct the mode of further performance; or

(iv) In the event the notice is inadequate to make a decision, advise the Subcontractor what additional information is required, and establish the date by which it should be furnished by the Subcontractor and the date thereafter by which the Prime Contractor will respond.

(v) This notice does not constitute a claim and resolution will not result in any increase to the price/cost of this contract.

(g) The Subcontractor shall ensure that all of their personnel working in Prime Contractor or Government facilities are knowledgeable of the content of this policy.

H.9                             LABOR RATES AND CATEGORIES

The Subcontractor may NOT charge a category unless specifically authorized by the Prime Program Manager. The labor rates are fixed rates per labor category specified in the task order.  Each individual must meet, at a minimum, the requirements of the labor category qualifications for which they are charging against. Any personnel change must be reported in writing to the Prime before the next invoice cycle.

H.10                      ORDER OF PRECEDENCE

Any inconsistency in this contractual document (inclusive of documents, provisions or exhibits referenced herein or attached hereto) shall be resolved by giving precedence in the following order:

(1)                                          Subcontract Document (excluding the Statement of Work and CDRLs)

(2)                                          Task Order(TO)

(3)                                          FasTrac Statement of Work

(4)                                          Prime Contract Statement of Work and CDRLS

H.11                      SOLICITING EMPLOYEES

Neither Prime Contractor nor the Subcontractor shall solicit for hire any employee of each other nor of the other Subcontractors working on the FasTrac Program without the written consent of the employee’s employer. This clause, however, shall not restrict in any way the right of Prime Contractor or the Subcontractor to solicit generally in the media for required personnel. Furthermore, this clause does not restrict employees of Prime Contractor or Subcontractor from pursuing on their own initiative employment opportunities with the other party. However, this paragraph shall not apply when an employee of the subcontractor approaches Prime Contractor for a position (unsolicited by Prime Contractor while the individual is employed by the

Subcontractor) and employment of that individual by Prime Contractor on the FasTrac program would be in the best interests of the Government or the FASTRAC program.

H. 12                   INDEMNIFICATION

In the event Subcontractor, its employees, agents, or lower-tier subcontractors enter premises occupied by or under the control of Prime Contractor in the performance of this agreement, Subcontractor shall indemnify and hold harmless Prime Contractor, its officers and employees from any settlement amount or final judgment award by reasons of property damage or personal injury of whatsoever nature or kind arising out of, as a result of, or in connection with such performance occasioned in whole or in part by the actions or omissions of the Subcontractor, its employees, agents, or lower-tier subcontractors. Without any way limiting the foregoing undertakings, Subcontractor and its lower-tier subcontractors shall maintain liability and property damage insurance in reasonable limits covering the obligations set forth above and shall maintain proper Worker’s Compensation insurance covering all employees performing this Agreement. In the event Subcontractor, its employees, agents, or lower-tier subcontractors enter premises occupied by or under the control of Prime Contractor in the performance of this agreement, Prime Contractor shall indemnify and hold harmless Subcontractor, its officers and employees from any loss, cost, damage, expense, or liability by reasons of property damage or personal injury of whatsoever nature or kind arising out of, as a result of, or in connection with such performance occasioned in whole or in part by the actions or omissions of the Prime Contractor, its employees, agents, or lower-tier subcontractors (other than Subcontractor).

H.13                      PHASE-OUT OF CONTRACT AND CONTINUITY OF SERVICES

The Subcontractor must recognize that services under this contract must continue without interruption and that upon contract expiration, a successor, either the Government or another contractor, may continue services. The Subcontractor agrees to exercise its best effort and cooperate effectively in an orderly and efficient transition to any successor contractor in the event of contract expiration.

H.14                      GOVERNMENT FURNISHED FACILITIES, SUPPLIES AND SERVICES

The Subcontractor agrees to use all available Government working space, materials, services, and other support at, or available through, any Government activity where work under this contract will be performed, at no charge to the Subcontractor.

a.                              PHYSICAL SECURITY: The Subcontractor shall be responsible for safeguarding all Government property provided for Subcontractor use as well as for the Subcontractor’s property. At the close of each work period, government facilities, equipment, and materials shall be secured.

b.                             EQUIPMENT: Contract personnel shall have joint use of all the equipment available for performing services required by this contract.

H.15                      ACQUISITION/LEASING OF INFORMATION PROCESSING RESOURCES

In the event the Subcontractor proposes to lease or acquire any Information Technology (IT) equipment or software for the performance of a task order under this contract, it must be precisely defined in the task order proposal or an amendment thereto. The acquisition/lease (including terms and conditions, particularly in regard to end-of-lease terms), the procurement method, and the condition must be approved, in writing, by the Prime’s COTR prior to action by the Contractor. In addition, all IT equipment shall meet Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794(d) accessibility requirements. Information on Section 508 may be obtained at www.section5O8.gov.

H.16                      IMPAIRED PERSONNEL

The Subcontractor is required to remove immediately any Subcontractor personnel whose actions or impaired state raises reasonable suspicion that clear and present danger of physical harm exists to the public, other contractor employees, Government personnel, or the impaired individual.

H17                         MARKETING

The Subcontractor shall have an in-depth knowledge of FasTrac including its purpose and how other Government agencies benefit from the use of its contracts. The Subcontractor shall have the capability to market the FasTrac products/services.

SECTION I - CONTRACT CLAUSES

I.1                                  DESIGNATIONS

The following contract clause(s) pertinent to this section is/are hereby incorporated by reference.

For the purposes of the clauses below which are incorporated by reference into the subcontract, the following terms shall be changed to the designations indicated below:

“Government” shall mean “Prime Contractor”

“Contractor” shall mean “Subcontractor”

“Contracting Officer” shall mean “Prime Program Manager”

“COR” or “Contracting Officer’s Representative” shall mean “Prime Program Manager”

“Contract” shall mean “Subcontract”

These changes do not apply to clauses allowing access to financial and accounting records and data.

1.2.                            52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. The full text of a clause may be accessed electronically at this address: www.arnet.gov/far/

52.202-1	DEFINITIONS (DEC 2001)
52.203-3	GRATUITIES (APR 1984)
52.203-5	COVENANT AGAINST CONTINGENT FEES (APR 1984)
52.203-6	RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (JUL 1995)
52.203-7	ANTI-KICKBACK PROCEDURES (JUL 1995)
52.203-8	CANCELLATION, RESCISSION, AND RECOVERY OF FUNDS FOR ILLEGAL OR IMPROPER ACTIVITY (JAN 1997)
52.203-10	PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY (JAN 1997)
52.204-2	SECURITY REQUIREMENTS (AUG 1996)

52.204-4	PRINTED OR COPIED DOUBLE-SIDED ON RECYCLED PAPER (AUG 2000)
52.204-7	CENTRAL CONTRACTOR REGISTRATION (OCT 2003)
52.209-6	PROTECTING THE GOVERNMENT’S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (JUL 1995)
52.215-2	AUDIT AND RECORDS - NEGOTIATION (JUNE 1999)
52.216-22	INDEFINITE QUANTITY (OCT 1995)
52.217-8	OPTION TO EXTEND SERVICES (NOV 1999)
52.222-1	NOTICE TO THE GOVERNMENT OF LABOR DISPUTES (FEB 1997)
52.222-3	CONVICT LABOR (AUG 1996)
52.222-4	CONTRACT WORK HOURS AND SAFETY STANDARDS ACT - OVERTIME COMPENSATION (SEPT 2000)
52.222-21	PROHIBITION OF SEGREGATED FACILITIES (FEB 1999)
52.222-26	EQUAL OPPORTUNITY (APR 2002)
52.222-29	NOTIFICATION OF VISA DENIAL (FEB 1999)
52.222-35	EQUAL OPPORTUNITY FOR SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS (DEC 2001)
52.222-36	AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUN 1998)
52.222-37	EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS (DEC 2001)
52.222-41	SERVICE CONTRACT ACT OF 1965, AS AMENDED (MAY 1989)
52.222-43	FAIR LABOR STANDARDS ACT AND SERVICE CONTRACT ACT-PRICE ADJUSTMENTS (MULTIPLE YEAR AND OPTION CONTRACTS) (MAY 1989)
52.223-5	POLLUTION PREVENTION AND RIGHT-TO-KNOW INFORMATION (APR 1998)
52.223-6	DRUG-FREE WORKPLACE (MAY 2001)
52.223-10	WASTE REDUCTION PROGRAM (AUG 2000)
52.223-14	TOXIC CHEMICAL RELEASE REPORTING (OCT 2000)
52.224-1	PRIVACY ACT NOTIFICATION (APR 1984)
52.224-2	PRIVACY ACT (APR 1984)
52.225-1	BUY AMERICAN ACT -SUPPLIES (MAY 2002)
52.225-3	BUY AMERICAN ACT - NORTH AMERICAN FREE TRADE AGREEMENT - ISRAELI TRADE (MAY 2002)
52.225-13	RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (JULY 2000)
52.227-1	AUTHORIZATION AND CONSENT (JUL 1995)
52.227-2	NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG 1996)
52.227-14	RIGHTS IN DATA - GENERAL (JUN 1987)
52.228-5	INSURANCE - WORK ON A GOVERNMENT INSTALLATION (JAN 1997)
52.228-7	INSURANCE - LIABILITY TO THIRD PERSONS (MAR 1996)
52.229-3	FEDERAL, STATE, AND LOCAL TAXES (JAN 1991)
52.229-5	TAXES - CONTRACTS PERFORMED IN U.S. POSSESSIONS OR PUERTO RICO (APR 1984)
52.229-6	TAXES - FOREIGN FIXED-PRICE CONTRACTS (JAN 1991)
52.232-1	PAYMENTS (APR 1984)
52.232-7	PAYMENTS UNDER TIME-AND-MATERIALS AND LABOR-HOUR CONTRACTS (FEB 2002)
52.232-11	EXTRAS (APR 1984)
52.232-23	ASSIGNMENT OF CLAIMS (JAN 1986)
52.232-25	PROMPT PAYMENT (FEB 2002)
52.233-1	DISPUTES (JULY 2002)
52.237-2	PROTECTION OF GOVERNMENT BUILDINGS, EQUIPMENT, AND VEGETATION (APR 1984)
52.237-3	CONTINUITY OF SERVICES (JAN 1991)
52.239-1	PRIVACY OR SECURITY SAFEGUARDS (AUG 1996)
52.242-13	BANKRUPTCY (JUL 1995)
52.243-1	CHANGES. FIXED PRICE (AUG 1987), ALTERNATE II (APR 1984)

52.243-3	CHANGES - TIME-AND-MATERIALS OR LABOR-HOURS (SEP 2000)
52.244-2	SUBCONTRACTS (AUG 1998)
52.244-5	COMPETITION IN SUBCONTRACTING (DEC 1996)
52.245-2	GOVERNMENT PROPERTY (FIXED-PRICE CONTRACTS) (DEC 1989)
52.245-5	GOVERNMENT PROPERTY (COST-REIMBURSEMENT, TIME-AND-MATERIAL, OR LABOR-HOUR CONTRACTS) (JAN 1986)
52.246-25	LIMITATION OF LIABILITY - SERVICES (FEB 1997)

I.3                                  FAR 52.244-6 SUBCONTRACTS FOR COMMERCIAL ITEMS (MAY 2002)

(a) Definitions. As used in this clause

“Commercial item” has the meaning contained in the clause at 52.202-1, Definitions.

“Subcontract” includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Subcontractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or non-developmental items as components of items to be supplied under this contract.

(c)(1) The Subcontractor shall insert the following clauses in subcontracts for commercial items:

(i) 52.219-8, Utilization of Small Business Concerns (Oct 2000) (15 U.S.C. 637(d)(2)(3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceed $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).

(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec 2001) (38 U.S.C. 42 12(a));

(iv) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998) (29 U.S.C. 793).

(v) 52.247-64, Preference for Privately Owned U.S.-Flagged Commercial Vessels (Jun 2000) (46 U.S.C. Appx 1241) (flow down not required for subcontracts awarded beginning May 1, 1996).

(c)(2) While not required, the Subcontractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(d) The Subcontractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

I.4                                  FAR 52.246-20 WARRANTY OF SERVICES (MAY 2001)

(a) Definition. “Acceptance,” as used in this clause, means the act of an authorized representative of the Government by which the Government assumes for itself, or as an agent of another, ownership of existing and identified supplies, or approves specific services, as partial or complete performance of the contract.

(b) Notwithstanding inspection and acceptance by the Government or any provision concerning the conclusiveness thereof, the Subcontractor warrants that all services performed under this contract will, at the time of acceptance, be free from defects in workmanship and conform to the requirements of this contract. The Prime Program Manager shall give written notice of any defect or nonconformance to the Subcontractor within 30 days from the date of acceptance by the Government. This notice shall state either –

(1) That the Subcontractor shall correct or re-perform any defective or nonconforming services; or

(2) That the Government does not require correction or re-performance.

(c) If the Subcontractor is required to correct or re-perform, it shall be at no cost to the Government, and any services corrected or re-performed by the Subcontractor shall be subject to this clause to the same extent as work initially performed. If the Subcontractor fails or refuses to correct or re-perform, the Prime Contractor may make an equitable adjustment in the contract price.

(d) If the Government does not require correction or re-performance, the Prime Program Manager may make an equitable adjustment in the contract price.

(e) Neither party, under any circumstances, shall be liable to the other for any indirect, special, incidental, cover, punitive, or consequential damages or similar damages, including lost profits or lost data, even if such party has been advised of the possibility of such damages. Subcontractor’s cumulative liability to Prime Contractor and all other parties arising our of or relating to this agreement shall not exceed in aggregate the fees paid to Subcontractor hereunder.

I.5                                  SUBCONTRACTING WITH FIRMS THAT ARE OWNED OR CONTROLLED BY THE GOVERNMENT OF A TERRORIST COUNTRY

(a) Unless the Government determines that there is a compelling reason to do so, the Subcontractor shall not enter into any subcontract in excess of $25,000 with a firm, or a subsidiary of a firm, that is identified, on the List of Parties Excluded from Federal Procurement and Non-procurement Programs, as being ineligible for the award of Defense contracts or subcontracts because it is owned or controlled by the government of a terrorist country.

(b) A corporate officer or a designee of the Subcontractor shall notify the Contracting Officer, in writing, before entering into a subcontract with a party that is identified, on the List of Parties Excluded from Federal Procurement and Non-procurement Programs, as being ineligible for the award of Defense contracts or subcontracts because it is owned or controlled by the government of a terrorist country. The notice must include the name of the proposed subcontractor and the compelling reason(s) for doing business with the subcontractor notwithstanding its inclusion on the List of Parties Excluded from Federal Procurement and Non-procurement Programs.

I.6                                  PROHIBITION ON USE OF NONIMMIGRANT ALIENS—GUAM

The work required by this contract shall not be performed by any alien who is issued a visa or otherwise provided nonimmigrant status under Section 101(a)(15)(H)(ii) of the Immigration and Nationality Act (8 U.S.C. I 101(a)(15)(H)(ii)). This prohibition does not apply to the performance of work by lawfully admitted citizens of the freely associated states of the Republic of the Marshall Islands, the Federated States of Micronesia, or the Republic of Palau.